Exhibit 99.1

Sutter Rock Capital Corp. Reports First Quarter 2020 Financial Results

Net Asset Value of $10.22 per Share as of March 31, 2020

SAN FRANCISCO, Calif., May 8, 2020 (GLOBE NEWSWIRE) – Sutter Rock Capital Corp. (“Sutter Rock” or the “Company”) (Nasdaq:SSSS) today announced financial results for the quarter ended March 31, 2020. Net assets totaled approximately $172.5 million, or $10.22 per share at March 31, 2020, as compared to $11.38 per share at December 31, 2019 and $10.75 per share at March 31, 2019.

“Despite the ongoing impact of the COVID-19 outbreak, we believe our portfolio is well-positioned to weather the uncertainty and ultimately capitalize on several drivers of economic recovery,” said Mark Klein, President and Chief Executive Officer of Sutter Rock. “While overall market conditions contributed to a decline in NAV during the quarter, our strategic focus on identifying and investing in dynamic, high-growth, institutionally-backed private companies remains unchanged. To that end, we continue to evaluate and have committed to several exciting investment opportunities we expect to announce by the end of the second quarter.”

Investment Portfolio as of March 31, 2020

At March 31, 2020, Sutter Rock held positions in 22 portfolio companies with an aggregate fair value of approximately $159.9 million. As a result of the Company’s continued strategy to increase the size of its investments in individual portfolio companies, Sutter Rock has consolidated its investment portfolio around its top positions. The Company’s top five portfolio company investments accounted for approximately 69% of the total portfolio at fair value as of March 31, 2020.

Top Five Investments as of March 31, 2020

$ in millions	Fair Value	% of Total Portfolio
Coursera, Inc.	$34.7	21.7%
Palantir Technologies, Inc.	30.5	19.1
Course Hero, Inc.	24.6	15.4
Nextdoor.com, Inc.	10.8	6.7
Ozy Media, Inc.	9.3	5.8
Total (rounded)	$110.0	68.7%

First Quarter 2020 Investment Portfolio Activity

During the three months ended March 31, 2020, Sutter Rock exited its position in Parchment, Inc.:

Portfolio Company	Shares Sold	Net Proceeds	Realized Gain
Parchment, Inc.	3,200,512	$10.9 million	$6.9 million

Subsequent to quarter-end, through May 8, 2020, Sutter Rock has committed to make the following investment:

Portfolio Company	Investment	Anticipated Transaction Date	Investment (in millions)
Neutron Holdings, Inc. (d/b/a Lime)	Convertible Promissory Note	May 2020	$0.5

First Quarter 2020 Financial Results

	Quarter Ended March 31, 2020		Quarter Ended March 31, 2019

	$ in millions	per share	$ in millions	per share

Net investment income/(loss)	$(3.0)	$(0.17)	$0.6	$0.03

Net realized gain/(loss) on investments	7.0	0.40	(4.1)	(0.21)

Net change in unrealized appreciation/(depreciation) of investments, net of tax effects	(27.7)	(1.59)	20.6	1.04

Net increase/(decrease) in net assets resulting from operations – basic(1)	$(23.7)	$(1.36)	$17.2	$0.86

Repurchase of common stock(2)	(3.7)	0.20	-	-

Increase/(decrease) in net asset value	$(27.4)	$(1.16)	$17.2	$0.86
__________________
(1)	Total may not sum, due to rounding.
(2)	During the quarter ended March 31, 2020, the Company repurchased 689,928 shares of Sutter Rock common stock, for approximately $3.7 million in cash under its Share Repurchase Program. The use of cash in connection with the repurchases decreased net asset value as of period end; however, the reduction in shares outstanding as of period end resulted in an increase in the net asset value per share.

Weighted-average common basic shares outstanding were approximately 17.4 million and 19.8 million for the quarters ended March 31, 2020 and 2019, respectively.

Sutter Rock’s liquid assets were approximately $51.3 million as of March 31, 2020, consisting of cash and cash equivalents.

Share Repurchase Program

During the quarter ended March 31, 2020, Sutter Rock repurchased 689,928 shares under the Share Repurchase Program for an aggregate purchase price of $3.7 million. From April 1, 2020 through May 8, 2020, the Company repurchased an additional 594,637 shares of its common stock for an aggregate purchase price of $3.6 million. The dollar value of shares that may yet be purchased by the Company under the Share Repurchase Program is approximately $2.7 million.

Under the publicly announced Share Repurchase Program and the Modified Dutch Auction Tender Offer completed during the fourth quarter of 2019, as of May 8, 2020, the Company has repurchased 5,901,324 shares of its common stock for approximately $37.3 million since the Share Repurchase Program commenced in August 2017.

Conference Call and Webcast

Management will hold a conference call and webcast for investors on May 8, 2020 at 7:00 a.m. PT (10:00 a.m. ET). The conference call access number for U.S. participants is 323-701-0225, and the conference call access number for participants outside the U.S. is +1 888-394-8218. The conference ID number for both access numbers is 3327871. Additionally, interested parties can listen to a live webcast of the call from the "Investor Relations" section of Sutter Rock’s website at www.sutterrock.com. An archived replay of the webcast will also be available for 12 months following the live presentation.

A replay of the conference call may be accessed until 7:00 a.m. PT (10:00 a.m. ET) on May 15, 2020 by dialing 888-203-1112 (U.S.) or +1 719-457-0820 (International) and using conference ID number 3327871.

About Sutter Rock Capital Corp.

Sutter Rock Capital Corp. (Nasdaq:SSSS) is a publicly traded investment fund that seeks to invest in high-growth, venture-backed private companies. The fund seeks to create a portfolio of high-growth emerging private companies via a repeatable and disciplined investment approach, as well as to provide investors with access to such companies through its publicly traded common stock. Sutter Rock is headquartered in San Francisco, CA. Connect with the company on Twitter, LinkedIn, and at www.sutterrock.com.

Forward-Looking Statements

Statements included herein, including statements regarding Sutter Rock's beliefs, expectations, intentions or strategies for the future, may constitute "forward-looking statements". Sutter Rock cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements. All forward-looking statements involve a number of risks and uncertainties, including the impact of COVID-19 and any market volatility that may be detrimental to our business, our portfolio companies, our industry and the global economy, that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Risk factors, cautionary statements and other conditions which could cause Sutter Rock's actual results to differ from management's current expectations are contained in Sutter Rock's filings with the Securities and Exchange Commission. Sutter Rock undertakes no obligation to update any forward-looking statement to reflect events or circumstances that may arise after the date of this press release.

Contact

Sutter Rock Capital Corp.

(650) 235-4769

IR@sutterrock.com

Media Contact

Bill Douglass

Gotham Communications, LLC

Communications@sutterrock.com

SUTTER ROCK CAPITAL CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES (UNAUDITED)

	March 31, 2020	December 31, 2019
ASSETS
Investments at fair value:
Non-controlled/non-affiliate investments (cost of $86,566,059 and $90,567,041, respectively)	$131,324,194	$152,866,112
Non-controlled/affiliate investments (cost of $52,857,243 and $52,857,243, respectively)	27,868,854	37,944,268
Controlled investments (cost of $7,161,412 and $7,161,412, respectively)	729,500	775,198
Total Portfolio Investments	159,922,548	191,585,578
Investments in U.S. Treasury bills (cost of $50,000,556 and $49,996,667, respectively)	50,000,000	50,000,000
Total Investments (cost of $196,585,270 and $200,582,363, respectively)	209,922,548	241,585,578
Cash	46,095,103	44,861,263
Escrow proceeds receivable	207,375	265,303
Interest and dividends receivable	84,799	84,630
Deferred financing costs	11,382	11,382
Prepaid expenses and other assets(1)	1,721,265	1,755,933
Total Assets	258,042,472	288,564,089
LIABILITIES
Accounts payable and accrued expenses(1)	1,526,212	1,143,923
Payable to executive officers	1,557	1,369,873
Accrued interest payable	—	475,000
Dividends payable	—	2,107,709
Payable for securities purchased	45,101,259	44,746,660
4.75% Convertible Senior Notes due March 28, 2023(2)	38,897,646	38,803,635
Total Liabilities	85,526,674	88,646,800

Net Assets	$172,515,798	$199,917,289
NET ASSETS
Common stock, par value $0.01 per share (100,000,000 authorized; 16,874,316 and 17,564,244 issued and outstanding, respectively)	$168,743	$175,642
Paid-in capital in excess of par	174,848,029	178,550,374
Accumulated net investment loss	(28,683,915)	(25,679,362)
Accumulated net realized gain/(loss) on investments	12,845,657	5,867,417
Accumulated net unrealized appreciation/(depreciation) of investments	13,337,284	41,003,218
Net Assets	$172,515,798	$199,917,289
Net Asset Value Per Share	$10.22	$11.38

(1)	This balance includes a right of use asset and corresponding operating lease liability, respectively.
(2)	As of March 31, 2020 and December 31, 2019, the 4.75% Convertible Senior Notes due March 28, 2023 had a face value of $40,000,000.

SUTTER ROCK CAPITAL CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended March 31,
	2020	2019
INVESTMENT INCOME
Non-controlled/non-affiliate investments:
Interest income	$155,085	$138,497
Dividend income	50,000	—
Non-controlled/affiliate investments:
Interest income	20,428	59,466
Dividend income	26,250	—
Controlled investments:
Interest income	—	29,287
Total Investment Income	251,763	227,250
OPERATING EXPENSES
Management fees(1)	—	848,723
Incentive fees/(Reversal of incentive fee accrual)(1)	—	(4,660,472)
Costs incurred under Administration Agreement(1)	—	306,084
Compensation expense	924,916	—
Directors’ fees	111,250	86,250
Professional fees	1,139,366	2,061,922
Interest expense	573,400	604,168
Income tax expense	8,665	3,763
Other expenses	498,719	357,110
Total Operating Expenses	3,256,316	(392,452)
Net Investment Income/(Loss)	(3,004,553)	619,702
Realized Gains/(Losses) on Investments:
Non-controlled/non-affiliated investments	6,978,240	8,269,138
Non-controlled/affiliate investments	—	(12,334,831)
Net Realized Gain/(Loss) on Investments	6,978,240	(4,065,693)
Change in Unrealized Appreciation/(Depreciation) of Investments:
Non-controlled/non-affiliated investments	(17,544,822)	17,028,343
Non-controlled/affiliate investments	(10,075,414)	9,022,648
Controlled investments	(45,698)	(5,351,240)
Net Change in Unrealized Appreciation/(Depreciation) of Investments	(27,665,934)	20,699,751
Provision for taxes on unrealized appreciation of investments	—	(94,147)
Net Change in Net Assets Resulting from Operations	$(23,692,247)	$17,159,613
Net Change in Net Assets Resulting from Operations per Common Share:
Basic	$(1.36)	$0.87
Diluted(2)	$(1.36)	$0.75
Weighted-Average Common Shares Outstanding
Basic	17,440,994	19,762,647
Diluted(2)	17,440,994	23,493,991

(1)	This balance references a related-party transaction.
(2)	For the three months ended March 31, 2020 and 2019, 3,917,792 and 0 potentially dilutive common shares, respectively, were excluded from the weighted-average common shares outstanding for diluted net increase in net assets resulting from operations per common share because the effect of these shares would have been anti-dilutive.

SUTTER ROCK CAPITAL CORP. AND SUBSIDIARIES

FINANCIAL HIGHLIGHTS (UNAUDITED)

	Three Months Ended March 31,
	2020	2019
Per Basic Share Data	(Unaudited)	(Unaudited)
Net asset value at beginning of the year	$11.38	$9.89
Net investment income/(loss)(1)	(0.17)	0.03
Net realized gain/(loss) on investments(1)	0.40	(0.21)
Net change in unrealized appreciation/(depreciation) of investments(1)	(1.59)	1.05
Provision for taxes on unrealized appreciation of investments(1)	—	(0.01)
Repurchases of common stock(1)	0.20	—
Stock-based compensation(1)	—	—
Net asset value at end of period	$10.22	$10.75
Per share market value at end of period	$5.86	$7.58
Total return based on market value(2)	(10.53)%	45.21%
Total return based on net asset value(2)	(10.19)%	8.70%
Shares outstanding at end of period	16,874,316	19,762,647
Ratios/Supplemental Data:
Net assets at end of period	$172,515,798	$212,537,772
Average net assets	$198,994,124	$194,819,568
Ratio of gross operating expenses to average net assets(3)	6.65%	4.15%
Ratio of income tax provision to average net assets	—%	0.05%
Ratio of net operating expenses to average net assets(3)	6.65%	4.20%
Ratio of net investment income/(loss) to average net assets(3)	(6.07)%	1.29%
Portfolio Turnover Ratio	—%	4.85%

(1)	Based on weighted-average number of shares outstanding for the relevant period.
(2)	Total return based on market value is based on the change in market price per share between the opening and ending market values per share in the year. Total return based on net asset value is based upon the change in net asset value per share between the opening and ending net asset values per share.
(3)	Financial Highlights for periods of less than one year are annualized and the ratios of operating expenses to average net assets and net investment loss to average net assets are adjusted accordingly. Non-recurring expenses are not annualized. For the three months ended March 31, 2020, the Company excluded $0 of non-recurring exepenses. For the three months ended March 31, 2019, the Company excluded $2,387,356 of non-recurring expenses and did not annualize the income tax provision. Because the ratios are calculated for the Company’s common stock taken as a whole, an individual investor’s ratios may vary from these ratios.